CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-135338 on Form S-8 and Registration Statement No. 333-254110 on Form S-3 of our report dated June 27, 2023, relating to the financial statements of Air T, Inc. appearing in this Annual Report on Form 10-K/A for the year ended March 31, 2023.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 27, 2023